UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2023

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RECRUITER.COM GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-53641	90-1505893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Seventh Avenue

New York, New York 10018

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 931-1500

Not Applicable

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Common Stock	RCRT	NASDAQ Capital Market
Common Stock Purchase Warrants	RCRTW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01 Entry into a Material Definitive Agreement.

Technology License and Commercialization Agreement

As previously disclosed, on June 5, 2023, Recruiter.com Group, Inc. (“Recruiter.com”, “RCRT”, or the Company”) entered into that certain Stock Purchase Agreement (the “GOLQ Agreement”) with GoLogiq Inc., a Delaware corporation (“GoLogiq”, “GOLQ”, or “Seller”). The Seller owns all of the issued and outstanding membership interest (the “Company Membership Interests”) of GoLogiq SPV LLC, a Nevada limited liability company (the “Operating Subsidiary”). Pursuant to the Agreement, the Seller would sell to the Buyer, and Buyer would purchase from Seller the Operating Subsidiary Membership Interests, upon the terms and subject to the conditions of the GOLQ Agreement, as amended.

As also previously disclosed, on August 18, 2023, the Buyer entered into that certain Amendment to GOLQ Agreement with the Seller (the “August 18th Amendment”).

On August 29, 2023, the Buyer and the Seller entered into that certain Amendment to Stock Purchase Agreement with the Seller (the “August 29th Amendment”). The August 29th Amendment replaces the August 18th Amendment.

On February 23, 2024, the Company entered into a certain Technology License and Commercialization Agreement with GoLogiq, Inc. (the “GOLQ Licensing Agreement”) that supersedes and replaces in its entirety the GOLQ Agreement, as amended by the August 29 Amendment and the August 18 Amendment.  Under the GOLQ Licensing Agreement, GOLQ grants the Company a worldwide, exclusive license (the “GOLQ License”) to the Company to develop its fintech technology (the “GOLQ Technology”) and sell products derived thereof, including its Createapp, Paylogiq, Gologiq, and Radix AI technology and products (the “Licensed Products”), for a term of 10 years, with automatic two (2) year renewals as further described  therein (the “Term”). In exchange with such license, the Company will issue to GOLQ such number of shares of Company common stock that represents 19.99% of the number of issued and outstanding shares of the Company common stock on the business day prior to the effective date as defined therein (the “Shares”).  Following the issuance of the Shares, GOLQ will own 16.66% of the issued and outstanding shares of the Company common stock.   In addition, the Company shall pay to GOLQ a royalty of eight percent (8%) of net sales of Licensed Products, as defined therein, during the Term. Further, GOLQ grants to the Company the option to purchase the GOLQ Technology and the Licensed Products for a purchase price of $400,000 for the duration of the Term, subject to shareholder approval if required under applicable laws and regulations at the time of notice of exercise.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 17, 2023, Recruiter.com Group, Inc. (“Recruiter.com” or the “Company”) received a notice from The Nasdaq Stock Market (“Nasdaq”) that the Company was not in compliance with the minimum $2,500,000 stockholders’ equity requirement for continued listing. Based on Nasdaq’s review of materials submitted by the Company in October 2023, Nasdaq granted the Company’s request for an extension until February 13, 2024, to comply with the requirement. Though the Company submitted documentation of actions taken to comply with the requirement, Nasdaq staff determined that the Company did not meet the terms of the extension; on February 16, 2024, Nasdaq issued the Company a letter of a staff determination of delisting procedure. On February 22, 2024, Nasdaq issued the Company a letter informing the company that since it did not hold an annual meeting of shareholders within twelve months of the end of the Company’s fiscal year-end, it no longer complies with Listing Rules and that following Listing Rule 5810(c)(2)(A), Nasdaq is not permitted to consider the Company’s plan for regaining compliance, and accordingly, that this matter serves as an additional basis for delisting.

The Company filed a Hearing Request with Nasdaq to review these matters. On February 22, 2024, the Company received a response that the Hearing would be held on April 18, 2024, at 11:00 a.m.

Promptly following the date hereof, the Company plans to file a Schedule 14A (Proxy Statement) for (i) the election of directors and (ii) to ratify the appointment of Salberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal years ending December 31, 2023 and 2024.  This will satisfy the Annual Meeting requirements of Nasdaq and relevant securities laws.

The Company notes that on the date of Nasdaq’s delisting determination, Company management believes the Company was technically in compliance with the shareholders’ equity standard, having $2.5 million in shareholders equity on that date.  However, Nasdaq was concerned about continued Company losses and the potential further reduction of shareholders’ equity and, as a result, issued the aforementioned letter.  As described above, in addition to supporting the Company’s long term business strategy around payments and AI-enabled products, the acquisition of the GOLQ License should add approximately $3.5 million in assets to the Company’s balance sheet, and as a result, shareholders’ equity should substantially exceed the level required by Nasdaq, enabling the Company to comply with Nasdaq’s continuing listing requirements for the foreseeable future.

Item 8.01. Other Events.

In light of the replacement of the GOLQ Agreement with the GOLQ Licensing Agreement, no shareholder approval of such transactions is required by the NRS, the rules and regulation of Nasdaq or the Company’s bylaws.  In addition, the Company has elected to postpone the amendment of the articles of incorporation of the Company until a later date.  As a result, the Company’s Proxy Statement, originally filed with the Securities and Exchange Commission on September 15, 2024, will not be disseminated to shareholders and no vote will be sought or required on the matters described therein.

(d) Exhibits

Exhibit No.	Description
2.1*	Technology License and Commercialization Agreement between Recruiter.com Group, Inc. and GoLogiq, Inc., dated February 23, 2024

*Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish copies of any of the omitted schedules or exhibits upon request of the U.S. Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2024

Recruiter.com Group, Inc.

/s/ Miles Jennings
Miles Jennings
Chief Executive Officer

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